Exhibit 99.1

Ondas Holdings Inc. Announces Filing of Definitive Proxy Statement and Date for Special Meeting of Shareholders Relating to Previously Announced Acquisition of American Robotics, Inc.

Special Meeting of Shareholders to be held on August 5, 2021 at 10:00 a.m. ET

NANTUCKET, Mass – July 6, 2021 – Ondas Holdings Inc. (NASDAQ: ONDS), a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets, announced today that it has filed its definitive proxy statement and will hold a special meeting of its shareholders ("Special Meeting") to consider and vote on matters relating to the proposed acquisition of American Robotics, Inc. (the "Transaction") as disclosed in the definitive proxy statement. The definitive proxy statement is dated July 6, 2021 and, together with the accompanying proxy card, is first being mailed or otherwise delivered to Ondas stockholders as of June 28, 2021, the record date for the Special Meeting, on or about July 7, 2021.

A special meeting of Ondas stockholders will be held on Thursday, August 5, 2021 at 10:00 a.m., Eastern time, at The Nantucket Hotel – Breeze Room, 77 Easton Street, Nantucket, Massachusetts 02554, to consider and vote on the proposals related to the Transaction. Only shareholders of Ondas common stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

Instructions on how to attend, participate in and vote at the Special Meeting are included in the definitive proxy statement, which is available without charge on the SEC’s website at https://www.sec.gov. Ondas encourages you to read the proxy statement carefully in its entirety, including the annexes attached thereto and the documents incorporated by reference therein. You should also carefully review the information in the proxy statement under the section titled “Risk Factors” and the risk factors included in the documents incorporated by reference in the proxy statement.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. The Company’s standards-based, multi-patented, software-defined radio FullMAX platform enables MC-IoT applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. These markets require reliable, secure broadband communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company’s FullMAX technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ FullMAX technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. Information on our website and social media platforms is not incorporated by reference in this press release or in any of our filings with the U.S. Securities and Exchange Commission (SEC).

About American Robotics, Inc.

American Robotics, Inc. ("American Robotics") is a privately-owned company focused on designing, developing, and marketing industrial drone solutions for rugged, real-world environments. American Robotics’ Scout System™ is a highly-automated, AI-powered drone system capable of continuous, unattended operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first and only drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. American Robotics was founded by leading roboticists from Carnegie Mellon and Stanford with a shared vision for bringing robotic technology out of the lab and into the real-world to solve global challenges. For more information, please visit www.american-robotics.com.

Additional Information about the Transaction and Where to Find It

In connection with the Transaction, on July 6, 2021, Ondas filed with the SEC, its definitive proxy statement. Ondas will mail the definitive proxy statement and a proxy card to each Ondas stockholder entitled to vote at the meeting of stockholders relating to the Transaction. INVESTORS AND STOCKHOLDERS OF ONDAS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ONDAS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONDAS, AMERICA ROBOTICS, AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Ondas with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting Ondas' investors section at www.ondas.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Ondas and its directors and executive officers may be deemed participants in the solicitation of proxies from Ondas' stockholders with respect to the Transaction. A list of the names of those directors and executive officers and a description of their interests in Ondas are included in the definitive proxy statement relating to the Transaction and available at www.sec.gov. Additional information regarding the interests of such participants is contained in the definitive proxy statement relating to the Transaction. Information about Ondas' directors and executive officers and their ownership of Ondas' common stock is set forth in the definitive proxy statement and in Ondas' Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 8, 2021. Other information regarding the interests of the participants in the proxy solicitation is included in the definitive proxy statement relating to the Transaction. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, by Ondas, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the securities laws of such state. Any offering of the securities will only be by means of a statutory prospectus meeting the requirements of the rules and regulations of the SEC and applicable law or in accordance with an applicable exemption from the registration requirements thereof.

Forward Looking Statements

Certain statements made in this press release that are “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed transaction contemplated by the definitive agreement, including the benefits of the Transaction, revenue opportunities, anticipated future financial and operating performance, and results, including expectations for growth, and the expected timing of the Transaction. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of Ondas’ control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Transaction; (2) the inability to complete the Transaction, including due to failure to obtain approval of the stockholders of Ondas, required regulatory approvals, or satisfy other conditions to closing in the definitive agreement; (3) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (4) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of management to integrate the combined company’s business and operation, and the ability of the parties to retain key employees; (5) costs related to the transaction; (6) risks relating to the uncertainty of pro forma and projected financial information with respect to the combined company; and (7) other risks and uncertainties indicated from time to time in the definitive proxy statement filed with the SEC relating to the Transaction, including those under “Risk Factors” therein, and in Ondas’ other filings with the SEC. Ondas cautions that the foregoing list of factors is not exhaustive. Ondas cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ondas does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither Ondas nor American Robotics gives any assurance that after the Transaction the combined company will achieve its expectations.

Investor Relations:

Michael Bowen

ICR, Inc.

Michael.Bowen@icrinc.com

Media Contact:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

ir@ondas.com

Source: Ondas Holdings Inc.